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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of XTO Energy Inc. Employees' 401(k) Plan of our report dated June 21, 2002 appearing in the Annual Report on Form 11-K of XTO Energy Inc. Employee's 401(k) Plan for the year ended December 31, 2001.

KPMG LLP

Dallas, Texas
June 28, 2002